UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 24, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Monaker Group, Inc. (the “Company”, “we”, and “us”) is disclosing various issuances of restricted securities of the Company which have occurred since the filing of the Company’s last periodic report on Form 10-Q under this Item 3.02, pursuant to the requirements of Item 3.02 of Form 8-K:

•	On October 16, 2018 and effective September 1, 2018, the Company entered into a Consulting Agreement, pursuant to which the Company issued 3,000 shares of restricted common stock to a consultant, valued at $6,300, and paid a cash payment of $5,000 to the consultant, for services rendered.

•	On November 26, 2018, the Company issued 45,000 shares of restricted common stock to a consultant, pursuant to a consulting agreement, in consideration for the consultant providing media management services valued at $58,050.

•	On December 11, 2018, the Company agreed to issue 50,000 shares of restricted common stock to Simon Orange, a director of the Company, in consideration for past services rendered to the Board, valued at $65,500. The shares were issued under the Company’s 2017 Equity Incentive Plan (the “Plan”).

•	On December 11, 2018, the Company agreed to issue 100,000 shares of restricted common stock to Donald P. Monaco, the Chairman of the Board of Directors of the Company, in consideration for past services rendered to the Board, valued at $131,000. The shares were issued under the Plan.

•	On December 19, 2018, the Company issued 40,000 shares of restricted common stock to Doug Checkeris, a director of the Company, in consideration for past services rendered to the Board, valued at $52,400. The shares were issued under the Plan.

•	On December 19, 2018, the Company issued 40,000 shares of restricted common stock to Pasquale LaVecchia, in consideration for past services rendered to the Board, a director of the Company, valued at $52,400. The shares were issued under the Plan.

•	On December 19, 2018, the Company issued 15,000 shares of restricted common stock, valued at $30,000, to an employee pursuant to the terms of an Employment Incentive Agreement. The shares were issued under the Plan.

•	On December 21, 2018, the Company entered into a Capital Markets Advisory Agreement and issued 32,000 shares of restricted common stock, vesting in quarterly installments of 8,000 shares, with a value of $64,000, in consideration for services agreed to be rendered.

•	On December 21, 2018, the Company entered into an Investor Relations Agreement and issued 50,000 shares of restricted stock, valued at $100,000, and issued 50,000 cashless warrants for the purchase of 50,000 common shares at an exercise price of $2.85 per share, expiring December 20, 2020, for services rendered.

•	On December 24, 2018, the Company entered into a Marketing and Consulting Agreement and issued 50,000 shares of restricted common stock, valued at $100,000, of which 50,000 shares shall vest on December 24, 2018 but are earned in monthly installments of 8,333 shares per month, during the term of the contract. In addition, the Company paid a cash retainer of $7,500.

We claim an exemption from registration for the issuances and grants described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances and grants did not involve a public offering, the recipients were “accredited investors”, and/or had access to information regarding the Company similar to what would be required in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificate evidencing the securities contain or will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2018, Robert J. Post, a member of the Company’s Board of Directors, notified the Board of Directors of the Company of his intention to resign from the Board of Directors of the Company to pursue other business opportunities, with such resignation effective on January 24, 2019. Mr. Post does not currently serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: December 28, 2018	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer